UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

6-1-2017
Date of Report (Date of earliest event reported)

GALA GLOBAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2780 South Jones Blvd. #3725, Las Vegas, Nevada 89146	89146
(Address of principal executive offices)	(Zip Code)

(775) 321-8238

Registrant's telephone number, including area code

2780 South Jones Blvd. #3725, Las Vegas, Nevada, 89146
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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ITEM 1.01	Entry into a Material Definitive Agreement

Convertible Note

On or about May 22, 2017, St. George Investments LLC, a Utah limited liability company, funded Gala Global Inc. $280,000.00. The funds were received June 1, 2017. The balance plus any interest, fees, charges, and late fees matures on the date that is six (6) months after the funding or December 1, 2017 (Purchase Price Date) and to pay interest on the Outstanding Balance at the rate of ten percent (10%) per annum from the Purchase Price Date until the same is paid in full. This Convertible Promissory Note is issued and made effective as of May 15, 2017.

The purchase price for this Note and the Warrant shall be $250,000.00 (the “Purchase Price”), computed as follows: $280,000.00 original principal balance, less the $25,000 OID, less the $5,000 transaction expense amount.

The conversion price for each Conversion shall be the lesser of: (a) the Fixed Price, and (b) the Market Price; provided, however, in no event shall the Conversion Price be less than the Conversion Floor.

The Conversion Floor” means $0.05.

Warrants:

St. George Investments LLC, (“Investor”), is hereby granted the right to purchase at any time on or after the issue date until the date which is the last calendar day of the month in which the fifth anniversary of the issue date occurs, 486,873 fully paid and non-assessable shares (the “Warrant Shares”) of Company’s common stock, par value $0.001 per share (the “Common Stock”), as such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant to Purchase Shares of Common Stock (this “Warrant”).

Redemption Option. At any time during the period beginning on the issue date and ending on the date that is one (1) year from the Issue Date, Company shall have the option to redeem this Warrant by exchanging it (pursuant to Section 3(a)(9) of the 1933 Act (as defined below)) for 400,000 shares of Company’s Common Stock (the “Redemption Option”). If Company elects to exercise its Redemption Option, any outstanding Notice of Exercise will be cancelled and this Warrant will be deemed satisfied in full upon delivery of the 400,000 shares of Common Stock.

ITEM 3.02	Unregistered Sales of Equity Securities

The following restricted shares were issued pursuant to agreements:

1)	On or about March 24, 2017, Greengro Technologies Inc. converted a note payable into 1,387,970 restricted shares. The shares were issued as follows: Greengro Technologies Inc. – 462,657 shares, Haas Inc. - 462,657 shares, Owen Naccarato – 462,656 shares.
2)	On or about March 24. 2017 Owen Naccarato converted a note payable into 490,742 restricted shares. The shares were issued as follows: Greengro Technologies Inc. – 163,580 shares, Haas Inc. – 163,581 shares, Owen Naccarato – 163,581 shares.
3)	On or about March 30, 2017, Haas, Inc. was issued 10,000,000 restricted shares pursuant to a four year consulting agreement.
4)	On or about March 30, 2017, Owen Naccarato was issued 10,000,000 restricted shares pursuant to a four year consulting agreement.
5)	On or about March 30, 2017, Romina Martinez was issued 1,500,000 restricted shares pursuant to a consulting agreement.
6)	On or about May 5, 2017, Allison HEss was issued 1,500,000 restricted shares pursuant to a consulting agreement
7)	On or about May 17, 2017 Timothy Madden was issued 5,000,000 restricted shares pursuant to a consulting agreement.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(D) Exhibits

10.1	Consulting Agreement – Hass Inc.
10.2	Consulting Agreement – Owen Naccarato
10.3	Consulting Agreement - Romina Martinez
10.4	Consulting Agreement – Allison Hess
10.5	Consulting Agreement - Timothy Madden
10.6	Convertible Note
10.7	Warrant Agreement
10.8	Stock Purchase Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

/s/ Timothy Madden	Date	June 5, 2017
Timothy Madden
Chief Executive Officer

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